SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 1, 2017

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington	000-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 1, 2017, pursuant to the Agreement and Plan of Merger, dated as of January 9, 2017 (the “Merger Agreement”), by and among Columbia Banking System, Inc., a Washington corporation (“Columbia”), Pacific Continental Corporation, an Oregon corporation (“Pacific Continental”) and Coast Merger Sub, Inc., an Oregon corporation and wholly-owned subsidiary of Columbia (“Merger Sub”), Merger Sub merged with and into Pacific Continental, with Pacific Continental as the surviving corporation (the “First Merger”). Immediately following the First Merger and as part of a single integrated transaction, Pacific Continental merged with and into Columbia, with Columbia as the surviving entity (the “Subsequent Merger”). Immediately following the Subsequent Merger, Pacific Continental Bank, an Oregon state-chartered bank and wholly-owned subsidiary of Pacific Continental, merged with and into Columbia State Bank, a Washington state-chartered bank and wholly-owned subsidiary of Columbia, with Columbia State Bank as the surviving bank (the “Bank Merger”, and collectively, with the First Merger, and the Subsequent Merger, the “Mergers”).

Pursuant to the terms and conditions set forth in the Merger Agreement, each outstanding Pacific Continental common share (“Pacific Continental Common Shares”) was converted into the right to receive 0.6430 (the “Exchange Ratio”) of a Columbia common share (the “Merger Consideration”). In lieu of the issuance of any fractional share, Columbia paid to each former shareholder of Pacific Continental who otherwise was entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average daily closing price of a Columbia common share (“Columbia Common Shares”) on the Nasdaq Global Select Market (“NASDAQ”) for the 20 consecutive NASDAQ trading days ending on and including the trading day that is five trading days prior to the closing of the Mergers (such time period, the “Determination Period” and such average daily closing price, the “Columbia Average Closing Price”) by (ii) the fraction of a share (after taking into account all Pacific Continental Common Shares held by such holder at the Effective Time (as defined below) and rounded to the nearest thousandth when expressed in decimal form) of Columbia Common Shares which such holder was otherwise entitled to receive.

At the date and time when the First Merger became effective (the “Effective Time”), all outstanding restricted stock units of Pacific Continental (“Pacific Continental Restricted Stock Units”), whether vested or unvested, automatically and without any action on the part of the holders thereof, were cancelled and only entitled the holders of such Pacific Continental Restricted Stock Units to receive (without interest), an amount in cash equal to (i) the number of Pacific Continental Common Shares subject to such Pacific Continental Restricted Stock Units immediately prior to the Effective Time multiplied by (ii) (A) the Exchange Ratio multiplied by (B) the Columbia Average Closing Price for the Determination Period (the “Equity Award Cashout Price”), less applicable taxes required to be withheld with respect to such payment. At the Effective Time, any vesting conditions applicable to any Pacific Continental outstanding restricted stock awards automatically and without any action on the part of the holders thereof, accelerated in full and such restricted stock awards were converted into, and became exchangeable for, the Merger Consideration (less applicable taxes required to be withheld with respect to such vesting). At the Effective Time, all outstanding stock options of Pacific Continental (“Pacific Continental Stock Options”), whether vested or unvested, were automatically and without any action on the part of the holders thereof, cancelled and only entitled the holders of such Pacific Continental Stock Options to receive (without interest), an amount in cash equal to the product of (i) the number of Pacific Continental Common Shares subject to such Pacific Continental Stock Options immediately prior to the Effective Time, multiplied by (ii) the excess, if any of (A) the Equity Award Cashout Price over (B) the exercise price per Pacific Continental Common Share of such Pacific Continental Stock Options less applicable taxes required to be withheld with respect to such payment. At the Effective Time, all stock appreciation rights of Pacific Continental (“Pacific Continental Stock Appreciation Rights”), whether cash-settled or stock-settled, vested or unvested, were automatically and without any action on the part of the holders thereof, cancelled and only entitled the holders of such Pacific Continental Stock Appreciation Rights to receive (without interest) an amount in cash equal to the product of (i) the number of Pacific Continental Common Shares subject to such Pacific Continental Stock Appreciation Rights immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Equity Award Cashout Price over (B) the reference price per Pacific Continental Common Share of such Pacific Continental Stock Appreciation Right, less applicable taxes required to be withheld with respect to such payment.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to Columbia’s Current Report on Form 8-K filed on January 10, 2017.

Item 8.01.	Other Events

On November 1, 2017, Columbia issued a press release announcing the completion of the Mergers. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of January 9, 2017, by and among Columbia Banking System Inc., Pacific Continental Corporation and Coast Merger Sub, Inc. (filed as Exhibit 2.1 to Columbia’s Current Report on Form 8-K filed on January 10, 2017 and incorporated herein by reference).*

99.1	Press Release issued November 1, 2017.

*	The disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Columbia agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 9, 2017, by and among Columbia Banking System Inc., Pacific Continental Corporation and Coast Merger Sub, Inc. (filed as Exhibit 2.1 to Columbia’s Current Report on Form 8-K filed on January 10, 2017 and incorporated herein by reference).*

99.1	Press Release dated November 1, 2017.

*	The disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Columbia agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2017	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Hadley S. Robbins
Hadley S. Robbins President and Chief Executive Officer